UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 19, 2010

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

48 N. South Street, Wilmington, Ohio	45177
(Address of principal executive offices)	(Zip Code)

(937) 382-1441

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 19, 2010, The National Bank and Trust Company (“NB&T”), a wholly owned subsidiary of NB&T Financial Group, Inc. (the “Company”), assumed all the deposits and acquired certain assets and other liabilities of American National Bank (“American”), the subsidiary bank of American National Bancorp, from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for American (the “Acquisition”), pursuant to the terms of a purchase and assumption agreement entered into by NB&T and the FDIC on March 19, 2010 (the “Agreement”).

Under the terms of the Agreement, NB&T acquired substantially all of the assets and liabilities of American. As of December 31, 2009, American had approximately $70 million in total assets, including approximately $49 million in loans, and approximately $67 million in total deposits. No premium is being paid on the deposits. In addition to assuming all of the deposits, NB&T has agreed to purchase substantially all of the assets of American at a $10 million discount.

As part of the Acquisition, NB&T and the FDIC entered into loss sharing agreements that collectively cover approximately $49 million of American assets, consisting almost entirely of commercial real estate and commercial and industrial loans (collectively referred to as “Covered Assets”). Certain other assets of American were acquired by NB&T that are not covered by loss sharing agreements with the FDIC. These assets include cash and other tangible assets.

Pursuant to the terms of the loss sharing agreements, the FDIC is obligated to reimburse NB&T for 80% of losses of up to $8 million with respect to covered assets and will reimburse NB&T for 95% of losses that exceed $8 million. NB&T will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid NB&T 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid NB&T 95% reimbursement under the loss sharing agreements. The loss sharing agreement applicable to single-family residential mortgage loans provides for FDIC loss sharing and NB&T reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial loans provides for FDIC loss sharing for five years and NB&T reimbursement to the FDIC for eight years, in each case as described above. Pursuant to the terms of the Agreement, the FDIC will indemnify NB&T against claims with respect to liabilities of American not assumed by NB&T and certain other types of claims listed in the Agreement.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

In addition, on March 19, 2010, the Company published a press release concerning the acquisition of American. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth under ITEM 1.01 “ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT” is incorporated by reference into this ITEM 2.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report on Form 8-K no later than June 4, 2010.

(b)	Pro Forma Financial Information.

To the extent that pro forma financial information is required by this Item, such financial statements will be filed in an amendment to this Current Report on Form 8-K no later than June 4, 2010.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among Federal Deposit Insurance Corporation, Receiver of American National Bank, Parma, Ohio, Federal Deposit Insurance Corporation and The National Bank and Trust Company, dated as of March 19, 2010.

99.1	Press Release concerning the American National Bank acquisition, dated March 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin
Chief Financial Officer

Date: March 23, 2010